Exhibit 99.1

Mannatech Declares Dividend

Annual Shareholders’ Meeting Scheduled for June 10, 2009

Coppell, TX, May 20, 2009 – Mannatech, Incorporated (NASDAQ - MTEX), a leading developer and provider of proprietary dietary supplements, weight management products and skin care solutions, today announced that its Board of Directors declared a quarterly cash dividend on Wednesday May 20, 2009 of $0.02 per share of common stock payable on Monday, June 29, 2009, to shareholders of record at the close of business on Wednesday, June 3, 2009.

Wayne Badovinus, president and CEO of Mannatech, said, "Continuing our dividend demonstrates our belief in the quality of our products and the future of the company. This marks the 21st dividend declared by our board since January 2004. We remain committed to building and returning value to our shareholders."

Mannatech will hold its Annual Shareholders’ Meeting on Wednesday, June 10, 2009 at 9:00 a.m. Central Daylight Time at the Grapevine Convention Center at 1209 South Main Street, Grapevine, Texas.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary dietary supplements, weight management products and skin care solutions sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, South Africa, and Singapore. For more information please visit www.mannatech.com or www.allaboutmannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “believes” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

Vice President Finance & Administration

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com

www.allaboutmannatech.com